EXHIBIT 23.3


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



McGLADREY & PULLEN
Certified Public Accountants




                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of SmartPros Ltd. on Form S-8 of our report, dated March 12, 2004 except for the second paragraph of Note 8 as to which the date is September 10, 2004, included in and incorporated by reference in the Annual Report on Form 10-KSB of SmartPros Ltd. for the year ended December 31, 2004.




/s/ McGladrey & Pullen LLP
New York, New York
April 7, 2005